Exhibit 32.2

Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Annual Report of SmartKem, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2023 (the “Report”) as filed with the Securities and Exchange Commission on the date hereof, the undersigned, Barbra Keck, Chief Financial Officer of the Company, hereby certifies, to the knowledge of the undersigned, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 27, 2024
/s/ Barbra Keck
Barbra Keck
Chief Financial Officer